•	Green Dot Reports Third Quarter 2016 Total Operating Revenues of $154.5 million

•	GAAP Net Income of $2.0 million and GAAP EPS of $0.04, including incremental launch expenses of $2.3 million

•	Adjusted EBITDA of $23.8 million and Non-GAAP EPS of $0.21, including incremental launch expenses of $2.3 million

Pasadena, CA - November 9, 2016 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the quarter ended September 30, 2016.
For the third quarter of 2016, Green Dot reported GAAP and non-GAAP total operating revenues1 of $154.5 million and $154.6 million, respectively. Green Dot also reported GAAP net income and GAAP diluted earnings per common share of $2.0 million and $0.04, respectively and adjusted EBITDA1 and non-GAAP diluted earnings per common share1 of $23.8 million and $0.21, respectively, including $2.3 million of incremental launch expenses.
Said Green Dot Founder and CEO, Steve Streit, “Q3 was another solid quarter for Green Dot as the year is playing out along the thematic we laid out when we first provided full year guidance at the beginning of 2016. Non-GAAP total operating revenue, adjusted EBITDA and non-GAAP EPS results are all improving steadily quarter after quarter on a year over year basis. We also experienced stronger than expected bottom line performance in the quarter, driven by the success of our ongoing cost savings initiatives, combined with higher margin revenue from our legacy business lines. We’re pleased with our Company’s performance in both the quarter and year-to-date and believe we are well positioned to achieve our financial goals for the remainder of this year and in 2017.”
GAAP financial results for the third quarter of 2016 compared to the third quarter of 2015:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis were $154.5 million for the third quarter of 2016, up from $146.4 million for the third quarter of 2015

•	GAAP net income was $2.0 million for the third quarter of 2016, up from $0.2 million for the third quarter of 2015

•	GAAP basic and diluted earnings per common share were both $0.04 for the third quarter of 2016, up from break-even for the third quarter of 2015
Non-GAAP financial results for the third quarter of 2016 compared to the third quarter of 2015:1

•	Non-GAAP total operating revenues[1] were $154.6 million for the third quarter of 2016, up from $146.5 million for the third quarter of 2015

•	Including incremental launch expenses of $2.3 million:

▪
Adjusted EBITDA[1] was $23.8 million, or 15.4% of non-GAAP total operating revenues[1] for the third quarter of 2016, up from $22.2 million, or 15.2% of non-GAAP total operating revenues[1] for the third quarter of 2015

▪	Non-GAAP net income[1] was $10.9 million for the third quarter of 2016, up from $7.9 million for the third quarter of 2015

▪	Non-GAAP diluted earnings per share[1] was $0.21 for the third quarter of 2016, up from $0.15 for the third quarter of 2015

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The following table shows the Company's quarterly key business metrics for each of the last seven calendar quarters. Please refer to the Company's latest Annual Report on Form 10-K for a description of the key business metrics.

	2016			2015
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	9.36	9.35	9.71	9.71	9.53	9.55	10.09
Number of tax refunds processed	0.10	2.18	8.18	0.06	0.10	2.00	8.52
Number of active cards at quarter end	4.09	4.28	4.75	4.50	4.51	4.80	5.38
Gross dollar volume	$5,338	$5,372	$6,569	$5,441	$5,040	$5,177	$6,350
Purchase volume	$3,759	$3,863	$4,708	$3,866	$3,676	$3,829	$4,684
Selected Business Updates
Green Dot is pleased to announce the following business developments, all of which map to Green Dot’s previously-disclosed Six-Step Plan.
Business Development:

•	Green Dot has entered into a multi-year contract extension with Family Dollar for the retailer to sell all of Green Dot’s new prepaid products and MoneyPak.

•
Kroger-C locations, including Turkey Hill, Loaf N Jug and Kwik Shop, have been added as new retail distributors.  They recently began selling the Green Dot’s new prepaid products and MoneyPak in nearly 700 stores.

•	In October, CVS also began selling MoneyPak across its 8,000 locations.

•	Dollar General has agreed to begin selling MoneyPak in Q1 of 2017 in over 13,000 locations.

•	In October, OfficeMax and Office Depot began selling the Green Dot Classic Visa and Classic MasterCard, as well as the Green Dot Cash Back Visa Debit Card and MoneyPak in 1,588 retail locations.

•	This quarter, Green Dot gained an additional 27,000 facings on the main display at Walgreens. With the additional facings, Green Dot products now occupy 70% of the planogram.

•
In October, the Company launched the OneMain Prepaid Card powered by Green Dot.  The card is being piloted in 29 stores and is expected to roll out to all of OneMain’s locations over the course of next year.

•	The Uber Debit Card from GoBank has registered driver partners in 190 US cities through the end of Q3.

•	Green Dot’s Uber Instant Pay to Any Debit option to Uber driver partners has expanded to 190 cities across the United States.

•	Green Dot Money now has agreements with 8 lenders. The new lenders include partners located in relevant geographies and are a good fit for Green Dot customers.
New Products:

•	In October, the Company launched the Green Dot Platinum Visa Secured Credit Card.

Said Mark Shifke, Green Dot’s Chief Financial Officer, “The quarter ending September 30th posted solid performance. Revenue growth came from all our product lines, including prepaid cards, GoBank accounts and cash transfers while adjusted EBITDA margins expanded 25 basis points year-over-year despite the absorption of $3.8 million in expenses in the quarter related to incremental product launch costs and the write-off of a prior period uncollectible receivable. We started this year with an approximate $35 million revenue headwind that we said we would need to grow past just to break even in 2016 on a year-over-year basis. As we look at our improving quarterly year-over-year revenue performance trends over the first three quarters of the year, it’s evident our growth plans are working as or better than expected.”
Outlook for 2016
Green Dot has reaffirmed its most recent outlook for 2016. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
In 2016, Green Dot has incurred incremental product launch expenses for the cost of deploying hundreds of merchandisers to Green Dot’s network of approximately 100,000 retail locations for the purpose of removing and destroying old inventory and replacing that old inventory with new inventory. The Company currently expects these costs will total approximately $11.4 million in 2016. Green Dot's 2016 reaffirmed outlook includes these incremental launch expenses.
Non-GAAP Total Operating Revenues2

•	Green Dot now expects its full year non-GAAP total operating revenues[2] to finish at the high end of its previously guided range of $708 million to $713 million.
Adjusted EBITDA2

•	The Company now expects its full year adjusted EBITDA[2] to finish at the low end of the previously guided range of $156 million to $160 million, including incremental launch expenses.

•
Full year adjusted EBITDA guidance implies approximately $4 million of higher than expected expenses unfolding in Q4, which is comprised of a decision to incur $2 million in higher than originally planned marketing spend intended to drive higher revenue in future periods, and $2 million in higher than expected payment network fees being driven by a higher than expected number of ATM transactions and purchase transactions in the quarter and higher than expected fees on those transactions.

Non-GAAP EPS2

•
The Company expects its full year non-GAAP EPS[2] to finish above the mid-point of the previously guided range of $1.39 to $1.44, including incremental launch expenses, which assumes depreciation and amortization of property and equipment of $40.5 million, an effective tax rate of 36% and non-GAAP diluted weighted-average shares issued and outstanding of 51.7 million.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss third quarter 2016 financial results today at 5:00 p.m. ET. Hosting the call will be Steve Streit, Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517; and entering the conference ID 10093029. The replay of the webcast will be available until Wednesday, November 16, 2016. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance contained under "Outlook for 2016" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, the extent to which the Company’s processing technology partner covers the Company’s expenses and other losses associated with the processor migration issues that began in May 2016 and have caused a delay in the Company’s processor migration until at least the first half of 2017, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 9, 2016, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income and expense; income tax benefit and expense; depreciation and amortization; employee stock-based compensation expense; stock-based retailer incentive compensation expense; contingent consideration; transaction costs; impairment charges; extraordinary severance expenses; and other charges and income. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2016 guidance for non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income and non-GAAP EPS. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, along with its wholly owned subsidiaries, is a pro-consumer financial technology innovator with a mission to provide a full range of affordable and accessible financial services to the masses. Green Dot is a leading provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account and a top 20 debit card issuer among all banks and credit unions in the country. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of approximately 100,000 U.S. locations, including retailers, neighborhood financial service center locations, and tax preparation offices, as well as online, in the leading app stores and through leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.
Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$597,532	$772,128
Federal funds sold	—	1
Restricted cash	40,137	5,793
Investment securities available-for-sale, at fair value	39,352	49,106
Settlement assets	84,918	69,165
Accounts receivable, net	24,879	42,153
Prepaid expenses and other assets	27,800	30,511
Income tax receivable	8,955	6,434
Total current assets	823,573	975,291
Investment securities, available-for-sale, at fair value	180,624	132,433
Loans to bank customers, net of allowance for loan losses of $272 and $426 as of September 30, 2016 and December 31, 2015, respectively	5,697	6,279
Prepaid expenses and other assets	11,358	6,416
Property and equipment, net	81,615	78,877
Deferred expenses	6,210	14,509
Net deferred tax assets	3,471	3,864
Goodwill and intangible assets	456,796	473,779
Total assets	$1,569,344	$1,691,448
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,457	$37,186
Deposits	592,975	652,145
Obligations to customers	42,280	61,300
Settlement obligations	3,866	5,074
Amounts due to card issuing banks for overdrawn accounts	1,618	1,067
Other accrued liabilities	96,513	87,635
Deferred revenue	10,421	22,901
Note payable	20,966	20,966
Total current liabilities	784,096	888,274
Other accrued liabilities	24,744	37,894
Note payable	84,961	100,686
Net deferred tax liabilities	1,086	1,272
Total liabilities	894,887	1,028,126

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value (as converted): 10 shares authorized as of September 30, 2016 and December 31, 2015; 0 and 2 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	—	2
Class A common stock, $0.001 par value: 100,000 shares authorized as of September 30, 2016 and December 31, 2015; 50,380 and 50,502 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	50	51
Additional paid-in capital	346,951	379,376
Retained earnings	327,053	284,108
Accumulated other comprehensive income (loss)	403	(215)
Total stockholders’ equity	674,457	663,322
Total liabilities and stockholders’ equity	$1,569,344	$1,691,448

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$79,056	$71,870	$255,484	$242,904
Processing and settlement service revenues	29,898	28,470	152,801	155,007
Interchange revenues	45,540	46,020	147,721	148,381
Stock-based retailer incentive compensation	—	—	—	(2,520)
Total operating revenues	154,494	146,360	556,006	543,772
Operating expenses:
Sales and marketing expenses	56,668	52,873	183,609	169,997
Compensation and benefits expenses	37,900	40,555	122,079	123,370
Processing expenses	25,703	20,496	80,760	78,216
Other general and administrative expenses	34,740	34,142	102,720	101,081
Total operating expenses	155,011	148,066	489,168	472,664
Operating (loss) income	(517)	(1,706)	66,838	71,108
Interest income	1,637	1,128	5,471	3,624
Interest expense	(1,430)	(1,465)	(7,619)	(4,510)
(Loss) income before income taxes	(310)	(2,043)	64,690	70,222
Income tax (benefit) expense	(2,347)	(2,222)	21,745	25,734
Net income	2,037	179	42,945	44,488
Income attributable to preferred stock	(35)	(5)	(1,102)	(1,269)
Net income available to common stockholders	$2,002	$174	$41,843	$43,219

Basic earnings per common share:	$0.04	$—	$0.85	$0.84
Diluted earnings per common share:	$0.04	$—	$0.83	$0.83
Basic weighted-average common shares issued and outstanding:	49,439	51,576	49,258	51,612
Diluted weighted-average common shares issued and outstanding:	50,709	52,361	50,510	52,161

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2016	2015
	(In thousands)
Operating activities
Net income	$42,945	$44,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	30,794	28,061
Amortization of intangible assets	17,272	17,124
Provision for uncollectible overdrawn accounts	58,694	46,480
Provision for uncollectible trade receivables	1,520	—
Employee stock-based compensation	20,941	19,076
Stock-based retailer incentive compensation	—	2,520
Amortization of premium on available-for-sale investment securities	1,000	821
Change in fair value of contingent consideration	(5,500)	(7,516)
Amortization of deferred financing costs	1,151	1,151
Impairment of capitalized software	137	5,739
Deferred income tax expense	(389)	29
Changes in operating assets and liabilities:
Accounts receivable, net	(43,267)	(17,263)
Prepaid expenses and other assets	(1,699)	(11,317)
Deferred expenses	8,299	11,347
Accounts payable and other accrued liabilities	(17,609)	(29,030)
Amounts due to card issuing banks for overdrawn accounts	551	(244)
Deferred revenue	(12,555)	(14,293)
Income tax receivable/payable	(2,463)	16,670
Other, net	318	(94)
Net cash provided by operating activities	100,140	113,749

Investing activities
Purchases of available-for-sale investment securities	(123,447)	(175,857)
Proceeds from maturities of available-for-sale securities	83,031	57,309
Proceeds from sales of available-for-sale securities	1,322	24,289
Increase in restricted cash	(34,344)	(918)
Payments for acquisition of property and equipment	(33,266)	(37,372)
Net decrease (increase) in loans	582	(57)
Acquisition, net of cash acquired	—	(65,209)
Net cash used in investing activities	(106,122)	(197,815)

Financing activities
Repayments of borrowings from note payable	(16,875)	(16,875)
Borrowings on revolving line of credit	25,000	30,001
Repayments on revolving line of credit	(25,000)	(30,001)
Proceeds from exercise of options	9,410	2,077
Excess tax benefits from exercise of options	1,894	158
Taxes paid related to net share settlement of equity awards	(6,325)	(3,333)
Net decrease in deposits	(59,170)	(65,379)
Net (decrease) increase in obligations to customers	(35,981)	90,817
Contingent consideration payments	(2,555)	(882)
Repurchase of Class A common stock	(59,013)	(40,000)
Net cash used in financing activities	(168,615)	(33,417)

Net decrease in unrestricted cash, cash equivalents, and federal funds sold	(174,597)	(117,483)
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	772,129	724,638
Unrestricted cash, cash equivalents, and federal funds sold, end of year	$597,532	$607,155

Cash paid for interest	$6,467	$3,359
Cash paid for income taxes	$22,626	$9,324

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended September 30, 2016
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$128,196	$32,919	$(6,621)	$154,494
Operating expenses	105,165	32,151	17,695	155,011
Operating income	$23,031	$768	$(24,316)	$(517)

	Three Months Ended September 30, 2015
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$121,655	$31,444	$(6,739)	$146,360
Operating expenses	101,398	29,437	17,231	148,066
Operating income	$20,257	$2,007	$(23,970)	$(1,706)

	Nine Months Ended September 30, 2016
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$408,445	$169,546	$(21,985)	$556,006
Operating expenses	339,276	104,193	45,699	489,168
Operating income	$69,169	$65,353	$(67,684)	$66,838

	Nine Months Ended September 30, 2015
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$404,286	$164,251	$(24,765)	$543,772
Operating expenses	332,378	96,658	43,628	472,664
Operating income	$71,908	$67,593	$(68,393)	$71,108

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's branded and private label deposit account programs. These programs include Green Dot-branded and affinity-branded GPR card accounts, private label GPR card accounts, checking accounts and open-loop gift cards. The Processing and Settlement Services segment consists of revenues and expenses derived from reload services through the Green Dot Network and the Company's tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)
Total operating revenues	$154,494	$146,360	$556,006	$543,772
Stock-based retailer incentive compensation (2)(4)	—	—	—	2,520
Contra-revenue advertising costs (3)(4)	105	115	423	1,859
Non-GAAP total operating revenues	$154,599	$146,475	$556,429	$548,151
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands, except per share data)
Net income	$2,037	$179	$42,945	$44,488
Employee stock-based compensation expense (5)	7,889	7,453	20,941	19,076
Stock-based retailer incentive compensation (2)	—	—	—	2,520
Amortization of acquired intangibles (6)	5,749	5,915	17,272	17,124
Change in fair value of contingent consideration (6)	—	—	(5,500)	(7,516)
Transaction costs (6)	—	119	91	804
Amortization of deferred financing costs (7)	384	384	1,151	1,151
Impairment charges (7)	1	742	137	5,739
Extraordinary severance expenses (8)	957	—	957	—
Other charges (7)	548	90	2,990	2,575
Income tax effect (9)	(6,688)	(6,935)	(15,032)	(17,291)
Non-GAAP net income	$10,877	$7,947	$65,952	$68,670
Diluted earnings per common share*
GAAP	$0.04	$—	$0.83	$0.83
Non-GAAP	$0.21	$0.15	$1.27	$1.28
Diluted weighted-average common shares issued and outstanding
GAAP	50,709	52,361	50,510	52,161
Non-GAAP	51,568	53,880	51,807	53,716

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)
Diluted weighted-average shares issued and outstanding*	50,709	52,361	50,510	52,161
Assumed conversion of weighted-average shares of preferred stock	859	1,519	1,297	1,517
Weighted-average shares subject to repurchase	—	—	—	38
Non-GAAP diluted weighted-average shares issued and outstanding	51,568	53,880	51,807	53,716

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)
Stock outstanding as of September 30:
Class A common stock	50,380	50,294	50,380	50,294
Preferred stock (on an as-converted basis)	—	1,519	—	1,519
Total stock outstanding as of September 30:	50,380	51,813	50,380	51,813
Weighting adjustment	(82)	1,282	175	1,354
Dilutive potential shares:
Stock options	532	375	508	291
Restricted stock units	726	383	737	236
Employee stock purchase plan	12	27	7	22
Non-GAAP diluted weighted-average shares issued and outstanding	51,568	53,880	51,807	53,716
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)
Net income	$2,037	$179	$42,945	$44,488
Net interest (income) expense (4)	(207)	337	2,148	886
Income tax (benefit) expense	(2,347)	(2,222)	21,745	25,734
Depreciation and amortization of property and equipment (4)	9,171	9,584	30,794	28,061
Employee stock-based compensation expense (4)(5)	7,889	7,453	20,941	19,076
Stock-based retailer incentive compensation (2)(4)	—	—	—	2,520
Amortization of acquired intangibles (4)(6)	5,749	5,915	17,272	17,124
Change in fair value of contingent consideration (4)(6)	—	—	(5,500)	(7,516)
Transaction costs (4)(6)	—	119	91	804
Impairment charges (4)(7)	1	742	137	5,739
Extraordinary severance expenses (4)(8)	957	—	957	—
Other charges (4)(7)	548	90	2,990	2,575
Adjusted EBITDA	$23,798	$22,197	$134,520	$139,491
Non-GAAP total operating revenues	$154,599	$146,475	$556,429	$548,151
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	15.4%	15.2%	24.2%	25.4%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	FY 2016
	Range
	Low	High
	(In millions)
Total operating revenues	$707.6	$712.6
Contra-revenue advertising costs (3)(4)	0.4	0.4
Non-GAAP total operating revenues	$708.0	$713.0

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	FY 2016
	Range
	Low	High
	(In millions)
Net income	$39.6	$42.1
Adjustments (10)	116.4	117.9
Adjusted EBITDA	$156.0	$160.0

Non-GAAP total operating revenues	$713.0	$708.0
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	22%	23%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2016
	Range
	Low	High
	(In millions, except per share data)
Net income	$39.6	$42.1
Adjustments (10)	32.0	32.0
Non-GAAP net income	$71.6	$74.1
Diluted earnings per share*
GAAP	$0.79	$0.85
Non-GAAP	$1.39	$1.44
Diluted weighted-average shares issued and outstanding**
GAAP	50.1	49.8
Non-GAAP	51.6	51.3

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	FY 2016
	Range
	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding*	49.8	50.1
Assumed conversion of weighted-average shares of preferred stock	1.5	1.5
Non-GAAP diluted weighted-average shares issued and outstanding	51.3	51.6

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge resulted from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to May 2015, when the repurchase right fully lapsed, and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $7.9 million and $7.5 million for the three months ended September 30, 2016 and 2015, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, transaction costs, impairment charges, severance associated with reduction in force, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. The Company does not believe these non-cash expenses are reflective of ongoing operating results. Our right to repurchase any shares issued to Walmart fully lapsed during the three months ended June 30, 2015. As a result, we no longer recognize stock-based retailer incentive compensation in future periods.

(3)
This expense consists of certain co-op advertising costs recognized as contra-revenue under GAAP. The Company believes the substance of the costs incurred are a result of advertising and is not reflective of ongoing total operating revenues. The Company believes that excluding co-op advertising costs from total operating revenues facilitates the comparison of our financial results to the Company's historical operating results.

(4)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(5)
This expense consists primarily of expenses for employee stock options and restricted stock units. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(6)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(7)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in it's non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software, and other charges, which consists of expenses incurred with our proxy contest and expenses related to gain or loss contingencies. In determining whether any such adjustments is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(8)
During the three months ended September 30, 2016, we recorded a $1.0 million charge for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of our operations, the magnitude and scale of the reduction in workforce we began to implement in the three months ended September 30, 2016 is not expected to be repeated. We expect to incur additional severance charges related to this reduction in workforce in future periods and expect all such charges to be recorded by the end of the first half of 2017.

(9)	Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date effective tax rate.

(10)
These amounts represent estimated adjustments for net interest expense, income taxes, depreciation and amortization, employee stock-based compensation expense, contingent consideration, transaction costs, impairment charges, severance associated with our reduction in force, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).